TERM ASSIGNMENT OF OIL AND GAS LEASE

STATE OF NEW MEXICO	)
)
COUNTY OF BERNALILLO	)

KNOW ALL MEN BY THESE PRESENTS:

THAT GREAT NORTHERN GAS COMPANY, whose address is 621 17th Street, Suite 2150, Denver, Colorado 80293 (hereinafter referred to as "Assignor", whether one or more), for and in consideration of the sum of ten Dollars ($10.00) and other good and valuable consideration, paid by SUN VALLEY ENERGY CORPORATION, whose address for the purpose of this term assignment is P.O. Box 1000, Roswell, New Mexico 88202-1000, (hereinafter referred to as "Assignee", the receipt and sufficiency of which are hereby acknowledged, does, subject to the provisions herein contained, hereby transfer, sell, assign and convey unto the said Assignee, its successors and assigns, all of Assignor's right, title and interest in and to the lands as described on the attached and incorporated Exhibit "A", reserving unto itself an overriding royalty interest equal to the difference between the existing landowner royalty and other burdens and 82.5%.

Assignor and Assignee, by execution and acceptance of this Assignment, further agree to the following terms and conditions:

1.

The effective date of this Assignment shall be 7:00 A.M. Mountain Time, March 13th , 2003 and shall be for a period of two years or for as long as oil or gas is produced from the lands described in Exhibit “A” or lands pooled or unitized therewith. If at the end of the two-year term there is no oil or gas produced from the lands assigned hereby or lands pooled or unitized therewith. Assignee will deliver a reassignment of its interest in the lands described in the attached Exhibit "A" to Assignor no later than sixty (60) days following such term expiration, free and clear of any liens, encumbrances, overriding royalties or any other burdens whatsoever, other than those in existence as of the effective date of this term assignment.

2.

Assignee agrees to observe, perform and comply with the terms. provisions, covenants and conditions, express or implied, of any agreements herein assigned and will comply with all laws, rules, regulations and orders, both State and Federal, applicable to ownership and enjoyment of the rights herein assigned.

3.	Assignor warrants title by through and under Assignor, but not otherwise.

4.

The terms, covenants and conditions hereof shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective successors and assigns; and such terms, covenants and conditions shall be covenants running with the land above described and the assigned premises and with each transfer or Assignment.

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, forever.

IN WITNESS WHEREOf, this Term Assignment of Oil and Gas Lease is executed this 13th day of March, 2003.

ASSIGNOR

GREAT NORTHERN GAS COMPANY

By: s/s Thomas L. Di Grappa
President

ASSIGNEE

SUN VALLEY ENERGY CORPORATION

By: s/s Phelps Anderson
President

ACKNOWLEDGMENTS

STATE OF COLORADO	)
)
COUNTY OF DENVER	)

On this 13th day of March, 2003, before me, the undersigned Notary Public in and the County and State aforesaid, personally appeared Thomas L. Di Grappa, known to me to be the identical person who executed the foregoing instrument as President of  Great Northern Gas Company and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

s/s M. Therese Pagliasotti
Notary Public

STATE OF NEW MEXICO	)
)
COUNTY OF CHAVES	)

On this 13th day of March, 2003, before me, the undersigned Notary Public in and for the County and State aforesaid, personally appeared Phelps Anderson, known to me to be the identical person who executed the foregoing instrument as President of Sun Valley Energy Corporation and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

s/s Anna Lou Wagner
Notary Public

EXHIBIT “A”

(Attached to and made a part of that certain Term Assignment of Oil and Gas Lease

Great Northern Gas Company 621 Seventeenth Street, Suite 2150 Denver, CO 80293 (303) 295-0938 Fax: (303) 295-0973

March 13, 2003

Mr. Leroy Chavez
Westland Development Co, Inc.
401 Coors Blvd, N.W.
Albuquerque, New Mexico 87121

RE:	Westland Development Co., Inc. Leases with Great Northern Gas Company dated September 17,2001 and with Sun Valley Energy Corporation dated June 6, 2000 Bernalillo County, New Mexico rch 13, 2003 621 Sevenleenlh S

Dear Mr. Chavez:

Please let this letter serve as formal request for Westland Development's consent for assignment of certain rights owned by Great Northern Gas Company ("GNG") and by Sun Valley Energy Corporation (“SVE") by virtue of the captioned oil and gas leases. GNG and SVE are interested in trading GNG's deep rights in Sec. 20-TION-RIE for SVE's shallow rights in Secs. 29, 30, 31 & 32-TION-RIE. We intend to accomplish this trade by way of assignments between the parties and we hereby request the consent of Westland Development Co., Inc. for such assignments.

Please sign in the space provided below to indicate your approval of such assignments. If you have any questions, please do not hesitate to contact us.

Very truly yours

s/s Thomas L. Di Grappa
President

TLD/tp

Westland Development Co., Inc. consents to the assignments described above, subject to an acceptable assignment agreement with same terms and conditions.

WESTLAND DEVELOPMENT CO., INC.
BY: s/s Leroy J. Chaves
ITS: V.P. of Dev